FREE WRITING PROSPECTUS

EXHIBIT INDEX

LONG BEACH MORTGAGE LOAN TRUST 2006 2

ASSET-BACKED CERTIFICATES, SERIES 2006 2

LONG BEACH SECURITIES CORP.
Depositor

LONG BEACH MORTGAGE
Sponsor, Seller and Master Servicer

EXHIBIT NO.     DESCRIPTION

99.1                       DISCLAIMER

99.2                       MORTGAGE LOAN SCHEDULE (COLUMNS 1 THROUGH 10)

99.3                       MORTGAGE LOAN SCHEDULE (COLUMN 1 AND COLUMNS 11 THROUGH 19)

99.4                       MORTGAGE LOAN SCHEDULE (COLUMN 1 AND COLUMNS 20 THROUGH 28)

99.5                       MORTGAGE LOAN SCHEDULE (COLUMN 1 AND COLUMNS 29 THROUGH 37)

99.6                       MORTGAGE LOAN SCHEDULE (COLUMN 1 AND COLUMNS 38 THROUGH 45)